EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:                                                                                            Investors
                                                                                                                                                   Maire A. Baldwin
                                                                                                                                                   (713) 651-6EOG (651-6364)

                                                                                                                                                   Media and Investors
                                                                                                                                                   Elizabeth M. Ivers
                                                                                                                                                   (713) 651-7132

EOG RESOURCES REPORTS 2005 NET INCOME

  Achieves 16.2 Percent Daily Production Increase
  Raises 2006 Total Company Organic Production Growth Target to 10.5 Percent - 16.5 Percent for United States and Canadian Natural Gas
  Continues High Level of Economic Success in Johnson County Barnett Shale Activity and Increases Confidence in Western Counties
  Announces Natural Gas Discovery in Trinidad
  Reports 9.7 Percent Reserve Growth
  Increases Common Stock Dividend 50 Percent

FOR IMMEDIATE RELEASE: Wednesday, February 1, 2006

HOUSTON - EOG Resources, Inc. (EOG) today reported fourth quarter 2005 net income available to common of $461.8 million, or $1.88 per share. This compares to fourth quarter 2004 net income available to common of $204.1 million, or $0.85* per share. For the full year 2005, EOG reported net income available to common of $1,252.1 million or $5.13 per share as compared to $614.0 million, or $2.58* per share, for the full year 2004.

The results for the fourth quarter 2005 included the following previously disclosed items: a one-time tax expense of $23.6 million ($0.10 per share) related to the repatriation of accumulated foreign earnings, an $11.4 million ($7.3 million after tax or $0.03 per share) gain on the mark-to-market of financial commodity price transactions and a one-time interest charge of $7.5 million ($4.9 million after tax or $0.02 per share) related to the early retirement of EOG's 2008 Notes. During the quarter, there was no cash realized related to financial commodity contracts. Consistent with some analysts' practice of matching realizations to settlement months and to exclude the impact of the above one-time items, adjusted non-GAAP net income available to common for the quarter was $482.9 million, or $1.97 per share. Last year's fourth quarter results included a $2.8 million ($1.8 million after tax, or $0.01* per share) gain on the mark-to-market of financial commodity price transactions. The net cash outflow from the settlement of financial commodity price transactions was $12.7 million ($8.1 million after tax, or $0.03* per share). Reflecting these items, fourth quarter 2004 adjusted non-GAAP net income available to common was $194.2 million, or $0.81* per share. On a similar basis, eliminating the one-time items detailed in the attached table, adjusted non-GAAP net income available to common for the full year 2005 was $1,271.5 million, or $5.21 per share and for the full year 2004 was $576.6 million, or $2.42* per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income available to common to net income available to common.)

*Fourth quarter and full year 2004 per share amounts are restated for the two-for-one stock split effective March 1, 2005.

2006 Production Growth Target Increased

"Without a doubt, 2005 was EOG's strongest year to date. Through the consistent, successful execution of our drilling program, we exceeded our goals for total company production growth and increased North American natural gas production beyond our target while reducing net debt. Even though we are coming off a higher 2005 production base than we had targeted, we have the confidence to increase our 2006 production growth goals from the previously stated 9.5 percent to 10.5 percent. We expect a disproportionate amount of this 2006 production increase to emanate from our higher margin natural gas activities in the U.S. and Canada where we are targeting 16.5 percent growth," said Mark G. Papa, Chairman and Chief Executive Officer.

Operational Highlights

For the full year 2005, total company production increased 16.2 percent on a daily basis as compared to 2004, exceeding the most recently stated production growth target of 15.5 percent. In the United States and Canada, where EOG posted outstanding operational results, natural gas production increased 12.2 percent. The largest production increases were reported from the Fort Worth Basin Barnett Shale Play, East Texas, North Louisiana, the Mid-Continent and the Rocky Mountains.

EOG holds more than 500,000 total acres in the Barnett Shale where it currently operates 12-rigs.  Over the course of 2006, EOG plans to expand its drilling program across the play to a 22-rig program.

In Johnson County, the Raam Unit #1H well began natural gas production in January at an initial rate of 10 million cubic feet per day (MMcfd).  After 10 days of sales, the well, in which EOG has a 100 percent working interest, is producing 8 MMcfd. In northeastern Johnson County, the Scottie Dog #2H, in which EOG has an 88 percent working interest, was completed in late December at an initial gross rate of 7.0 MMcfd. The well is currently producing 3.9 MMcfd, gross of natural gas. In western Johnson County, EOG has a 100 percent working interest in the Brown Unit #1H that began flowing to sales in January and is now producing 3.8 MMcfd.

"The Raam #1H is one of the best natural gas wells completed by any operator in the entire Barnett Shale Play, not just in Johnson County," Papa said.  "With the results of our down spacing tests and the strength of our drilling activity, in 2006 we plan to pursue development in Johnson County on 500-foot spacing."

In the western counties of Jack, Erath and Hood, EOG is doubling its drilling activity to a four-rig program in the first quarter of 2006.

"We believe that the completion techniques that further improved our drilling economics in Johnson County can be applied to our acreage in the western counties where we have seen improved drilling results over the past three months," Papa said. "This provides the assurance to actively pursue development in these areas."

During 2005, total daily production increased 40 percent from 2004 in the United Kingdom North Sea and offshore Trinidad. EOG reported its first full year of production from the United Kingdom North Sea.

In Trinidad, total 2005 daily production increased 25 percent over the previous year. During 2005, EOG commenced natural gas production to supply two new long-term contracts. EOG is supplying natural gas that is being used as feedstock for the M5000 Methanol Plant, which began operation in September, and for Atlantic LNG Train 4, which started taking gas in December prior to plant commissioning. During the fourth quarter 2005, EOG's natural gas deliveries to the two plants exceeded expected volumes. EOG also reported exploration success from its first well, the 4(a) E-1, drilled on Block 4(a) offshore Trinidad, which encountered 399 feet of net gas pay from multiple sands. EOG has a 90 percent working interest in the block where it plans to immediately drill a second well, the E-2, into an adjoining fault block.

"Based on the drilling results from the E-1, we expect that together the E-1 and E-2 wells will prove up 200 to 400 net billion cubic feet of gas on Block 4(a). We intend to commence development work by mid-2006 and are targeting mid-2009 for on-line production," said Papa.

Reserves

At December 31, 2005, total company reserves were approximately 6.2 trillion cubic feet equivalent, an increase of 548 billion cubic feet equivalent (Bcfe), or almost 10 percent higher than 2004. From drilling alone, EOG added 1,046 Bcfe of reserves. For the year, total reserve replacement - the ratio of net reserve additions from drilling, acquisitions, revisions and dispositions to total production - was 204 percent. (Please see attached tables for supporting data.)

"In the current rising cost environment, we consider the all-in unit reserve replacement costs, which are essentially flat with those of 2004 to be excellent," said Papa. (Please see attached tables for supporting data.)

For the 18th consecutive year, internal reserve estimates were within 5 percent of those prepared by the independent reserve engineering firm of DeGolyer and MacNaughton. The firm prepared an independent engineering analysis of properties containing 82 percent of EOG's proved reserves on a Bcfe basis.

Capital Structure

At December 31, 2005, EOG's total current and long-term debt outstanding was $985 million, and cash on the balance sheet was $644 million for net debt of $341 million. (Please refer to the attached tables for the reconciliation of non-GAAP net debt to current and long-term debt.) The company's debt-to-total capitalization ratio was 19 percent at December 31, 2005, down from 27 percent at December 31, 2004.

"In 2005, we executed a dynamic drilling program, posted a 16.2 percent daily production increase, achieved a 35.5 percent return on equity and a 30 percent return on capital employed, while paying down debt to end the year with a 7 percent net debt to total capitalization ratio," said Papa. "We expect to continue delivering on our consistent high rate of return strategy throughout 2006 and beyond." (Please refer to the attached tables for the calculation of return on equity, return on capital employed and the reconciliation of non-GAAP net debt to current and long-term debt.)

Dividend Increase Announced

Following a 33 percent increase in 2005, EOG's Board of Directors again has increased the cash dividend on the common stock. Effective with the dividend payable on April 28, 2006 to record holders as of April 13, 2006, the quarterly dividend on the common stock will be $0.06 per share. This reflects a 50 percent increase to an indicated annual rate of $0.24 per share, the sixth increase in seven years.

Conference Call Scheduled for February 2, 2006

EOG's fourth quarter and full year 2005 conference call will be available via live audio webcast at 8:00 a.m. Central Standard Time (9:00 a.m. Eastern Standard Time) Thursday, February 2, 2006. To listen, log on to www.eogresources.com.  The webcast will be archived on EOG's website through Thursday, February 16, 2006.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, offshore Trinidad and the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews, materials and equipment used in well completions, and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; weather; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. Forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for fiscal year ended December 31, 2004, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Quarter			Twelve Months
	Ended December 31			Ended December 31
	2005	2004		2005	2004

Net Operating Revenues	$1,213.7	$693.7		$3,620.2	$2,271.2
Net Income Available to Common	$461.8	$204.1		$1,252.1	$614.0
Net Income Per Share Available to Common
Basic	$1.92	$0.86	*	$5.24	$2.63	*
Diluted	$1.88	$0.85	*	$5.13	$2.58	*
Average Number of Shares Outstanding
Basic	240.4	236.1	*	238.8	233.8	*
Diluted	245.5	241.1	*	244.0	238.4	*

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands)

	Quarter			Twelve Months
	Ended December 31			Ended December 31
	2005	2004		2005	2004
Net Operating Revenues
Wellhead Natural Gas	$1,019,008	$547,527		$2,938,917	$1,842,316
Wellhead Crude Oil, Condensate and Natural Gas Liquids	184,489	142,208		668,073	458,446
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	11,415	2,826		10,475	(33,449)
Other, Net	(1,224)	1,093		2,748	3,912
Total	1,213,688	693,654		3,620,213	2,271,225
Operating Expenses
Lease and Well, including Transportation	111,619	72,110		373,355	271,086
Exploration Costs	38,283	26,475		133,116	93,941
Dry Hole Costs	8,563	41,937		64,812	92,142
Impairments	23,237	30,241		77,932	81,530
Depreciation, Depletion and Amortization	176,974	144,125		654,258	504,403
General and Administrative	37,039	34,152		125,918	115,013
Taxes Other Than Income	63,098	38,091		199,007	133,915
Total	458,813	387,131		1,628,398	1,292,030
Operating Income	754,875	306,523		1,991,815	979,195

Other Income, Net	13,330	7,296		35,828	9,945

Income Before Interest Expense and Income Taxes	768,205	313,819		2,027,643	989,140

Interest Expense, Net	19,985	14,919		62,506	63,128

Income Before Income Taxes	748,220	298,900		1,965,137	926,012

Income Tax Provision	284,564	92,145		705,561	301,157

Net Income	463,656	206,755		1,259,576	624,855

Preferred Stock Dividends	1,859	2,618		7,432	10,892

Net Income Available to Common	$461,797	$204,137		$1,252,144	$613,963

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Quarter		Twelve Months
	Ended December 31		Ended December 31
	2005	2004	2005		2004
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
United States	749	666	718		631
Canada	225	234	228		212
United States & Canada	974	900	946		843
Trinidad	294	224	231		186
United Kingdom	44	19	39		7
Total	1,312	1,143	1,216		1,036

Average Natural Gas Prices ($/Mcf)
United States	$10.38	$6.21	$7.86		$5.72
Canada	9.73	5.79	7.14		5.22
United States & Canada Composite	10.23	6.10	7.69		5.60
Trinidad	2.25	1.63	2.20	(A)	1.51
United Kingdom	10.24	5.08	6.99		5.14
Composite	8.44	5.20	6.62		4.86

Crude Oil and Condensate Volumes (MBD)
United States	20.4	22.5	21.5		21.1
Canada	2.5	2.9	2.4		2.7
United States & Canada	22.9	25.4	23.9		23.8
Trinidad	5.6	4.4	4.5		3.6
United Kingdom	0.2	0.1	0.2		-
Total	28.7	29.9	28.6		27.4

Average Crude Oil and Condensate Prices ($/Bbl)
United States	$57.20	$46.68	$54.57		$40.73
Canada	54.05	42.50	50.49		37.68
United States & Canada Composite	56.86	46.19	54.16		40.39
Trinidad	65.78	41.14	57.36		39.12
United Kingdom	51.89	40.82	49.62		-
Composite	58.55	45.43	54.63		40.22

Natural Gas Liquids Volumes (MBD)
United States	6.9	4.9	6.6		4.8
Canada	0.7	1.1	0.9		0.8
Total	7.6	6.0	7.5		5.6

Average Natural Gas Liquids Prices ($/Bbl)
United States	$42.62	$32.75	$35.59		$27.79
Canada	46.68	26.09	35.59		23.23
Composite	42.97	31.48	35.59		27.13

Natural Gas Equivalent Volumes (MMcfe/d)
United States	913	830	886		786
Canada	244	258	248		233
United States & Canada	1,157	1,088	1,134		1,019
Trinidad	327	251	259		207
United Kingdom	45	20	40		7
Total	1,529	1,359	1,433		1,233

Total Bcfe Deliveries	140.7	125.0	523.0		451.5

(A) Includes $0.23 per Mcf as a result of a revenue adjustment related to an amended Trinidad take-or-pay contract.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	December 31,	December 31,
	2005	2004

ASSETS
Current Assets
Cash and Cash Equivalents	$643,811	$20,980
Accounts Receivable, Net	762,207	447,742
Inventories	63,215	40,037
Assets from Price Risk Management Activities	11,415	10,747
Income Taxes Receivable	255	3,232
Deferred Income Taxes	24,376	22,227
Other	57,959	41,838
Total	1,563,238	586,803

Oil and Gas Properties (Successful Efforts Method)	11,173,389	9,599,276
Less: Accumulated Depreciation, Depletion and Amortization	(5,086,210)	(4,497,673)
Net Oil and Gas Properties	6,087,179	5,101,603
Other Assets	102,903	110,517
Total Assets	$7,753,320	$5,798,923

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$679,548	$424,581
Accrued Taxes Payable	140,902	51,116
Dividends Payable	9,912	7,394
Deferred Income Taxes	164,659	103,933
Current Portion of Long-Term Debt	126,075	-
Other	50,945	45,180
Total	1,172,041	632,204

Long-Term Debt	858,992	1,077,622
Other Liabilities	283,407	241,319
Deferred Income Taxes	1,122,588	902,354

Shareholders' Equity
Preferred Stock, $0.01 Par, 10,000,000 Shares Authorized:
Series B, 100,000 Shares Issued, Cumulative,
$100,000,000 Liquidation Preference	99,062	98,826
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and
249,460,000* Shares Issued	202,495	201,247
Additional Paid In Capital	84,705	21,047
Unearned Compensation	(36,246)	(29,861)
Accumulated Other Comprehensive Income	177,137	148,015
Retained Earnings	3,920,483	2,706,845
Common Stock Held in Treasury, 7,385,862 Shares at
December 31, 2005 and 11,605,112* Shares at December 31, 2004	(131,344)	(200,695)
Total Shareholders' Equity	4,316,292	2,945,424
Total Liabilities and Shareholders' Equity	$7,753,320	$5,798,923

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Twelve Months
	Ended December 31
	2005	2004
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$1,259,576	$624,855
Items Not Requiring Cash
Depreciation, Depletion and Amortization	654,258	504,403
Impairments	77,932	81,530
Deferred Income Taxes	270,291	204,231
Other, Net	9,642	4,580
Dry Hole Costs	64,812	92,142
Mark-to-Market Commodity Derivative Contracts
Total (Gains) Losses	(10,475)	33,449
Realized Gains (Losses)	9,807	(82,644)
Collar Premium	-	(520)
Tax Benefits From Stock Options Exercised	50,880	29,396
Other, Net	(5,086)	537
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	(315,557)	(151,799)
Inventories	(23,085)	(17,898)
Accounts Payable	248,411	136,716
Accrued Taxes Payable	88,151	18,197
Other Liabilities	(1,213)	(1,764)
Other, Net	(10,347)	(2,683)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	1,429	(28,381)
Net Cash Provided by Operating Activities	2,369,426	1,444,347

Investing Cash Flows
Additions to Oil and Gas Properties	(1,724,763)	(1,416,684)
Proceeds from Sales of Assets	70,987	13,459
Changes in Components of Working Capital Associated with
Investing Activities	(1,538)	26,788
Other, Net	(22,794)	(20,471)
Net Cash Used in Investing Activities	(1,678,108)	(1,396,908)

Financing Cash Flows
Commercial Paper Repayments	(91,800)	(6,250)
Long-Term Debt Borrowings	250,000	150,000
Long-Term Debt Repayments	(250,755)	(175,000)
Dividends Paid	(42,986)	(37,595)
Redemption of Preferred Stock	-	(50,000)
Proceeds from Stock Options Exercised	64,668	75,510
Changes in Components of Working Capital Associated with
Financing Activities	109	1,593
Other, Net	(1,546)	(1,496)
Net Cash Used in Financing Activities	(72,310)	(43,238)

Effect of Exchange Rate Changes on Cash	3,823	12,336

Increase in Cash and Cash Equivalents	622,831	16,537
Cash and Cash Equivalents at Beginning of Period	20,980	4,443
Cash and Cash Equivalents at End of Period	$643,811	$20,980

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month and twelve-month periods ended December 31 reported Net Income Available to Common to reflect actual cash realized from oil and gas hedges by eliminating the unrealized mark-to-market gains or losses from these transactions, to add the one-time interest charge related to early retirement of the 2008 Notes and the one-time tax expense related to the repatriation of accumulated foreign earnings in the fourth quarter 2005, to eliminate the upward revenue adjustment for an amended Trinidad gas sales agreement recorded in the second quarter of 2005 and to eliminate a tax benefit related to the Alberta (Canada) corporate tax rate reduction recorded in the second quarter of 2004. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Quarter			Twelve Months
	Ended December 31			Ended December 31
	2005	2004		2005	2004

Reported Net Income Available to Common	$461,797	$204,137		$1,252,144	$613,963

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total (Gains) Losses	(11,415)	(2,826)		(10,475)	33,449
Realized (Losses) Gains	-	(12,137)		9,807	(82,644)
Collar Premium	-	(520)		-	(520)
Subtotal	(11,415)	(15,483)		(668)	(49,715)

After Tax MTM Impact	(7,346)	(9,963)		(430)	(31,992)

Add: Interest charge related to early retirement of the 2008 Notes,
net of tax	4,855	-		4,855	-
Add: Tax expense related to the repatriation of accumulated foreign
earnings	23,625	-		23,625	-
Less: Revenue adjustment for an amended Trinidad gas sales
agreement, net of tax	-	-		(8,672)	-
Less: Tax benefit related to the Alberta (Canada) corporate tax
rate reduction	-	-		-	(5,335)

Adjusted Non-GAAP Net Income Available to Common	$482,931	$194,174		$1,271,522	$576,636

Adjusted Non-GAAP Net Income Per Share Available to Common
Basic	$2.01	$0.82	*	$5.32	$2.47	*
Diluted	$1.97	$0.81	*	$5.21	$2.42	*

Average Number of Shares Outstanding
Basic	240,427	236,140	*	238,797	233,751	*
Diluted	245,463	241,113	*	243,975	238,376	*

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW AVAILABLE TO COMMON (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month and twelve-month periods ended December 31 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs, Changes in Components of Working Capital, Other Liabilities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Quarter		Twelve Months
	Ended December 31		Ended December 31
	2005	2004	2005	2004

Net Cash Provided by Operating Activities (GAAP)	$865,214	$426,473	$2,369,426	$1,444,347

Adjustments
Exploration Costs	38,283	26,475	133,116	93,941
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	144,129	97,627	315,557	151,799
Inventories	8,349	9,187	23,085	17,898
Accounts Payable	(169,172)	(80,159)	(248,411)	(136,716)
Accrued Taxes Payable	(80,133)	(11,769)	(88,151)	(18,197)
Other Liabilities	49	6,384	1,213	1,764
Other, Net	11,151	(2,518)	10,347	2,683
Changes in Components of Working Capital Associated
with Investing and Financing Activities	(3,371)	10,785	(1,429)	28,381
Preferred Dividends	(1,859)	(2,618)	(7,432)	(10,892)

Discretionary Cash Flow Available to Common (Non-GAAP)	$812,640	$479,867	$2,507,321	$1,575,008

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF NET DEBT (NON-GAAP)
AS USED IN THE CALCULATION OF THE NET DEBT-TO-TOTAL
CAPITALIZATION RATIO TO CURRENT AND LONG-TERM DEBT (GAAP)
(Unaudited; in millions, except ratio information)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) as used in the Net Debt-to-Total Capitalization ratio calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt in their Net Debt-to-Total Capitalization calculation. EOG management uses this information for comparative purposes within the industry.

12/31/2005

Total Shareholders' Equity - (a)	$ 4,316.3

Current and Long-Term Debt	985.1
Less: Cash	(643.8)
Net Debt (Non-GAAP) - (b)	341.3

Total Capitalization (Non-GAAP) - (a) + (b)	$ 4,657.6

Net Debt-to-Total Capitalization - (b) / [(a) + (b)]	7%

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF COMMON SHAREHOLDERS'
EQUITY (NON-GAAP) AS USED IN THE CALCULATION OF
THE RETURN ON EQUITY (ROE) TO SHAREHOLDERS' EQUITY (GAAP)
(Unaudited; in millions, except ratio information)

The following chart reconciles Shareholders' Equity (GAAP) to Common Shareholders' Equity (Non-GAAP) as used in the Return on Equity (ROE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Common Shareholders' Equity in their ROE calculation. EOG management uses this information for comparative purposes within the industry.

	2004	2005

Shareholders' Equity	$ 2,945.4	$ 4,316.3
Less: Preferred Stock	(98.8)	(99.1)
Common Shareholders' Equity (Non-GAAP)	$ 2,846.6	$ 4,217.2

Average Common Shareholders' Equity - (a)		$ 3,531.9

Net Income Available to Common - (b)		$ 1,252.1

Return on Equity (ROE) - (b) / (a)		35.5%

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF AFTER-TAX INTEREST EXPENSE
(NON-GAAP) AND NET DEBT (NON-GAAP) AS USED IN THE CALCULATION
OF THE RETURN ON CAPITAL EMPLOYED (ROCE)
TO INTEREST EXPENSE (GAAP) AND
CURRENT AND LONG-TERM DEBT (GAAP), RESPECTIVELY
(Unaudited; in millions, except ratio information)

The following chart reconciles Interest Expense (GAAP) and Current and Long-Term Debt (GAAP) to After-Tax Interest Expense (Non-GAAP) and Net Debt (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Interest Expense and Net Debt in their ROCE calculation. EOG management uses this information for comparative purposes within the industry.

	2004	2005

Interest Expense		$ 62.5
Tax Benefit Imputed (based on 35%)		(21.9)
After Tax Interest Expense (Non-GAAP) - (a)		$ 40.6

Net Income - (b)		$ 1,259.6

Shareholders' Equity	$ 2,945.4	$ 4,316.3

Current and Long-Term Debt	1,077.6	985.1
Less: Cash	(21.0)	(643.8)
Net Debt (Non-GAAP)	1,056.6	341.3

Total Capitalization (Non-GAAP)	$ 4,002.0	$ 4,657.6

Average Total Capitalization (Non-GAAP) - (c)		$ 4,329.8

Return on Capital Employed (ROCE) - [(a) + (b)] / (c)		30%

EOG RESOURCES, INC.
RESERVES SUPPLEMENTAL DATA
(Unaudited)

2005 RESERVES RECONCILIATION SUMMARY
	United		U.S. and		United	Other	Total
NATURAL GAS (Bcf)	States	Canada	Canada	Trinidad	Kingdom	Int'l	Int'l	Total

Beginning Reserves	2,382.5	1,298.3	3,680.8	1,309.4	56.8	-	1,366.2	5,047.0
Revisions of previous estimates	(21.3)	3.1	(18.2)	26.7	(22.6)	-	4.1	(14.1)
Purchases in place	30.2	-	30.2	-	-	-	-	30.2
Extensions, discoveries and other additions	835.9	104.7	940.6	-	15.0	-	15.0	955.6
Sales in place	(11.8)	-	(11.8)	-	-	-	-	(11.8)
Production	(267.4)	(83.3)	(350.7)	(84.5)	(14.3)	-	(98.8)	(449.5)

Ending Reserves	2,948.1	1,322.8	4,270.9	1,251.6	34.9	-	1,286.5	5,557.4

LIQUIDS (MMBbls) (A)
Beginning Reserves	75.8	7.8	83.6	16.3	0.1	-	16.4	100.0
Revisions of previous estimates	3.6	1.3	4.9	(1.4)	-	-	(1.4)	3.5
Purchases in place	1.3	-	1.3	-	-	-	-	1.3
Extensions, discoveries and other additions	14.0	0.9	14.9	-	0.1	-	0.1	15.0
Sales in place	(0.4)	-	(0.4)	-	-	-	-	(0.4)
Production	(10.2)	(1.2)	(11.4)	(1.7)	(0.1)	-	(1.8)	(13.2)

Ending Reserves	84.1	8.8	92.9	13.2	0.1	-	13.3	106.2

NATURAL GAS EQUIVALENTS (Bcfe)
Beginning Reserves	2,837.2	1,344.9	4,182.1	1,407.0	57.6	-	1,464.6	5,646.7
Revisions of previous estimates	(0.1)	11.3	11.2	18.1	(22.6)	-	(4.5)	6.7
Purchases in place	38.2	-	38.2	-	-	-	-	38.2
Extensions, discoveries and other additions	920.0	110.2	1,030.2	-	15.4	-	15.4	1,045.6
Sales in place	(14.2)	-	(14.2)	-	-	-	-	(14.2)
Production	(328.7)	(90.7)	(419.4)	(94.4)	(14.8)	-	(109.2)	(528.6)

Ending Reserves	3,452.4	1,375.7	4,828.1	1,330.7	35.6	-	1,366.3	6,194.4

Net Proved Developed Reserves (Bcfe)
At December 31, 2004	2,218.5	1,114.7	3,333.2	826.2	57.6	-	883.8	4,217.0
At December 31, 2005	2,509.9	1,192.9	3,702.8	750.7	29.5	-	780.2	4,483.0

(A) Includes crude oil, condensate and natural gas liquids.

2005 EXPLORATION AND DEVELOPMENT EXPENDITURES (In Millions)

Acquisition Cost of Unproved Properties	$ 102.7	$ 24.3	$ 27.0	$ 4.5	$ -	$ -	$ 4.5	$ 131.5
Exploration Costs	286.9	42.4	329.3	19.9	18.1	2.8	40.8	370.1
Development Costs	983.5	276.6	1,260.1	25.8	14.4	-	40.2	1,300.3

Total Drilling	1,373.1	343.3	1,716.4	50.2	32.5	2.8	85.5	1,801.9

Acquisition Cost of Proved Properties	55.5	0.5	56.0	-	-	-	-	56.0

Total	1,428.6	343.8	1,772.4	50.2	32.5	2.8	85.5	1,857.9

Proceeds from Sales in Place	(49.6)	(3.4)	(53.0)	-	-	-	-	(53.0)

Net Expenditures	$ 1,379.0	$ 340.4	$ 1,719.4	$ 50.2	$ 32.5	$ 2.8	$ 85.5	$ 1,804.9

Asset Retirement Costs	$ 8.3	$ 10.7	$ 19.0	$ -	$ 0.8	$ -	$ 0.8	$ 19.8